Exhibit 10.2

STOCKHOLDER CONVERSION AGREEMENT

THIS STOCKHOLDER CONVERSION AGREEMENT (this “Agreement”), dated as of March 17, 2022 is by and among Coca-Cola Consolidated, Inc., a Delaware corporation (the “Company”), and the Persons listed on the Schedule of Holders attached hereto (each a “Holder” and collectively, the “Holders”).

WHEREAS, the Holders currently own an aggregate of 1,227,546 shares (the “Class B Shares”) of the Company’s Class B Common Stock, par value of $1.00 per share (“Class B Common Stock”); and

WHEREAS, J. Frank Harrison, III (“JFHIII”) has sole voting and investment power over the Class B Shares pursuant to the terms and conditions of the applicable trust documents or other agreements (collectively, the “Applicable Voting and Investment Power Documents”);

WHEREAS, the Holders, JFHIII and the others party thereto have entered into a Simplification Plan and Agreement in which the Holders and JFHIII have agreed, subject to the execution and delivery of this Agreement and to the fulfillment of certain other terms and conditions, to modify the Applicable Voting and Investment Power Documents and to take such other actions as may be necessary to terminate JFHIII’s sole voting and investment power over the Class B Shares effective from and after the conversion of the Class B Shares into Common Shares (as defined below);

WHEREAS, concurrently herewith, Harrison Limited Partnership One, a North Carolina limited partnership in which certain of the Holders hold a direct and indirect interest (“HLP”), and the Company have entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) whereby HLP has agreed to sell to the Company those certain real estate parcels and improvements commonly known as the Snyder Production Center that HLP currently leases to the Company;

WHEREAS, the Class B Shares shall be converted into fully paid and nonassessable shares of the Company’s Common Stock, par value of $1.00 per share (“Common Stock”), upon the terms and conditions set forth herein on a one share for one share basis (the Class B Shares so converted to Common Stock, the “Common Shares”); and

WHEREAS, the Holders and the Company desire to enter into this Agreement to provide for the details and process for the conversion of the Class B Shares into the Common Shares and the registration of the Common Shares for resale pursuant to the Company’s existing automatic shelf registration statement on Form S-3ASR, filed with the Securities and Exchange Commission (the “SEC”) on December 15, 2020 (File No. 333-251358) (the “Automatic Shelf Registration Statement”) and to set forth the restrictions pursuant to which the Holders are permitted to transfer the Common Shares.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Definitions. As used herein, the following terms will have the following meanings:

“Agreement” has the meaning set forth in the Preamble.

“Applicable Voting and Investment Power Documents” has the meaning set forth in the Preamble.

“AST” means American Stock Transfer & Trust Company, LLC, the Transfer Agent and Registrar for the Common Stock.

“Automatic Shelf Registration Statement” has the meaning set forth in the Preamble.

“Blackout Period” has the meaning set forth in Section 5(a).

“Business Day” means any day that is not a Saturday, a Sunday or other day on which Nasdaq is closed for trading.

“Class B Common Stock” has the meaning set forth in the Preamble.

“Class B Shares” has the meaning set forth in the Preamble.

“Common Shares” has the meaning set forth in the Preamble.

“Common Stock” has the meaning set forth in the Preamble.

“Company” has the meaning set forth in the Preamble.

“Effective Period” has the meaning set forth in Section 4(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder, as each may be amended from time to time.

“FINRA” means the Financial Industry Regulatory Authority.

“HLP” has the meaning set forth in the Preamble.

“Holders” has the meaning set forth in the Preamble.

“JFHIII” has the meaning set forth in the Preamble.

“Nasdaq” means The NASDAQ Global Select Market, the exchange on which the shares of Common Stock are listed.

“Person” means any natural person, partnership, firm, corporation, limited liability company, association, cooperative, joint stock company, trust, joint venture or government entity, or any department, agency or political subdivision thereof, or any other entity, including any unincorporated organization, syndicate or affiliated group.

“Prospectus Supplement” means the resale prospectus supplement to the Company’s Automatic Shelf Registration Statement covering the Common Shares.

“Sale Transaction” has the meaning set forth in Section 5(a).

“SEC” means the U.S. Securities and Exchange Commission, or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, as each may be amended from time to time.

2. Class B Shares Conversion Process.

(a) In accordance with Fourth(b)(3) of the Company’s Restated Certificate of Incorporation, as of the closing date of the Purchase and Sale Agreement, each of the Holders shall furnish the Company with a written notice of the irrevocable request for conversion of their shares of Class B Common Stock into shares of Common Stock in the form attached hereto as Exhibit A (the “Conversion Notice”), which Conversion Notice will (i) be addressed to each of the Company’s principal office and AST, (ii) list the name and address of the Holder and state the number of shares of Class B Common Stock to be converted into shares of Common Stock, (iii) be accompanied by a certificate or certificates, properly endorsed and ready for transfer, (iv) provide instructions to AST to cancel the applicable shares of Class B Common Stock and issue shares of Common Stock in exchange therefore, (v) request that such conversion be completed as promptly as possible following receipt of such notice, (vi) request AST to deposit the shares of Common Stock issued in exchange for the converted Class B Common Stock in book-entry form with the same restrictive legend currently on such certificated shares of Class B Common Stock and (vii) provide an acknowledgement by such Holder that the conversion is effective upon delivery to the Company of the Conversion Notice along with the certificate or certificates, properly endorsed and ready for transfer.

(b) As soon as practicable (and no later than 10 days after the execution of this Agreement), complete and submit the documentation required by AST to complete the conversion of the Class B Shares into Common Shares, including, but not limited to (i) an instruction notice to AST to convert such Class B Shares into Common Shares that includes the information set forth in the Conversion Notice, (ii) delivery of share certificates representing the shares of Class B Common Stock owned by such Holder, (iii) completion and delivery of AST’s Form “Transfer of Ownership with W-9” to AST and the Company, (iv) a Medallion Signature Guarantee to guarantee the legal capacity of each Holder to execute the “Transfer of Ownership with W9” form OR a Waiver of Medallion Signature Guarantee, and (v) such other information necessary for AST to create the book-entry account for each of the Holders.

(c) Following receipt by the Company and AST of all of the documents necessary for the conversion of the Class B Shares into Common Shares as set forth in Section 2(a), the Company and the Holders will provide AST such information as reasonably requested to allow AST to take such actions to deposit such applicable shares of Common Stock to be issued in exchange for such Class B Common Stock in book-entry form with the same restrictive legend currently on such certificated shares of Class B Common Stock and otherwise complete the conversion process.

(d) Promptly following the conversion of the Class B Shares into Common Shares, and in accordance with the Exchange Act, the Holders will file with the SEC an amendment to the Schedule 13D/A filed on October 26, 2021, or a Schedule 13G, as applicable, to disclose the conversion of the Class B Shares and their beneficial ownership of the Common Shares.

3. Resale Prospectus Supplement.

(a) Promptly following the date hereof and in connection with the conversion of the Class B Shares to Common Shares pursuant to Section 2, the Holders will deliver to the Company a completed selling Stockholder questionnaire in the form of Exhibit B.

(b) Following receipt by the Company of a completed selling Stockholder questionnaire by each of the Holders, the Company will use its commercially reasonable efforts to promptly file the Prospectus Supplement with the SEC. The Prospectus Supplement will include the plan of distribution attached hereto as Exhibit C. The Holders agree to use their reasonable efforts to cooperate with the Company with respect to the preparation of the Prospectus Supplement.

(c) Notwithstanding the foregoing, if the Company determines in good faith and in its sole discretion that it would be materially detrimental to the Company and its stockholders for such Prospectus Supplement to be used for the sales of the Common Shares because such action would (i) materially interfere with a significant acquisition, disposition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; (iii) occur during the marketing period of an underwritten financing or similar engagement with an investment bank or a non-deal roadshow; or (iv) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company will have the right to defer taking action with respect to the filing of the Prospectus Supplement for a period of not more than sixty (60) days.

4. Registration Procedures. The Company will, as promptly as reasonably possible following the filing with the SEC of the Prospectus Supplement:

(a) deliver to AST a notice that the Prospectus Supplement has been filed with the SEC and is effective;

(b) use its commercially reasonable efforts to prepare and file with the Commission such amendments, post-effective amendments and supplements to such Automatic Registration Statement and the Prospectus Supplement used in connection therewith as may be necessary to keep such Automatic Registration Statement effective for resales of the Common Shares for a period ending the earlier of (i) three years from the date of the initial filing with the SEC of the Automatic Shelf Registration Statement or (ii) until the plan of distribution of the Common Shares as contemplated in the Prospectus Supplement has been completed (the “Effective Period”);

(c) furnish to the Holders such numbers of copies of the Prospectus Supplement as required by the Securities Act, along with such other documents as the Holders may reasonably request in order to facilitate resales of their Common Shares;

(d) notify the Holders (i) promptly after it receives notice thereof, of the date and time when any Prospectus Supplement to the Automatic Shelf Registration Statement has been filed, (ii) promptly after receipt thereof, of any request by the SEC or any state securities authority for the amendment or supplementing of such Automatic Shelf Registration Statement or Prospectus Supplement or for additional information, (iii) promptly after it receives notice thereof, of the issuance by the SEC or any state securities regulator of any stop order suspending such Automatic Shelf Registration Statement or the initiation of any proceedings for that purpose, (iv) promptly after receipt thereof, of any notification with respect to the suspension of qualification of the Common Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (v) promptly during any time when an Automatic Shelf Registration Statement or Prospectus Supplement relating thereto is required to be delivered under the Securities Act, any event has occurred, the result of which is that the Prospectus Supplement included in such Automatic Shelf Registration Statement or any other prospectus as then in effect contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and, at the request of Holders of a majority of the then outstanding Common Shares included in such Automatic Shelf Registration Statement, the Company will promptly prepare and file a supplement or amendment to such Prospectus Supplement so that, as thereafter delivered to the purchasers of such Common Shares pursuant to the Prospectus Supplement, such Prospectus Supplement will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(e) prepare and file promptly with the SEC, and notify the Holders of the then outstanding Common Shares included in such Prospectus Supplement prior to the filing of, such amendments or supplements to such Automatic Shelf Registration Statement or Prospectus Supplement as may be necessary to correct any statements or omissions if, at the time when a Prospectus Supplement relating to such Common Shares is required to be delivered under the Securities Act, any event has occurred the result of which any such Prospectus Supplement or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made not misleading;

(f) use its commercially reasonable efforts to cause all such Common Shares to be listed on the Nasdaq;

(g) use its commercially reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of the Automatic Shelf Registration Statement, or of any order suspending or preventing the use the Prospectus Supplement or suspending the qualification of any Common Shares for sale in any jurisdiction, and in the event of the issuance of any such stop order or other such order the Company will advise the holders of the then outstanding Common Shares included in such Prospectus Supplement of such stop order or other such order promptly after it will receive notice or obtain knowledge thereof and will use its reasonable best efforts to promptly obtain the withdrawal of such order;

(h) use commercially reasonable efforts to cooperate with any Holder in connection with any filings required to be made with FINRA by such Holder;

(i) use its commercially reasonable efforts to register or qualify such Common Shares under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests (provided that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (y) consent to general service of process in any such jurisdiction, or (z) subject it to taxation in any such jurisdiction);

(j) provide and cause to be maintained a transfer agent and registrar for all Common Shares; and

(k) take such other actions and deliver such other documents and instruments as may be reasonably necessary to facilitate the registration and disposition of the Common Shares in the jurisdictions in which such Common Shares have been registered and qualified for disposition as contemplated hereby.

5. Holder Covenants. Each Holder covenants and agrees as follows:

(a) Blackout Periods. Each Holder of Common Shares agrees that it will not sell, transfer, make any short sale of, grant any option for the purchase of or enter into any hedging or similar transaction with the same economic effect as a sale (including sales pursuant to Rule 144 promulgated under the Securities Act) (a “Sale Transaction”) of its Common Shares (i) during the period that is ten (10) Trading Days prior to the end of the Company’s fiscal quarter and through the date that is three (3) Trading Days after the earnings release is filed for such fiscal quarter, (ii) during any period set forth in the Company’s written insider trading compliance program, to the extent applicable, or (iii) upon written notice from the Company made in good faith to suspend any Sale Transactions until such time as the Company provides written notification of the lifting of such suspension (each, a “Blackout Period”). The Company may impose stop transfer instructions with respect to the Common Shares subject to the foregoing restriction until the end of such period.

(b) Trade Volume Limitations. Each Holder agrees that it will not undertake any Sale Transaction that would result in an excess of its respective Pro Rata Portion (as set forth on the attached Schedule of Holders) of Common Shares being sold in any three (3) consecutive month period.

(c) Notice to AST. Following the filing of the Prospectus Supplement and as long as the related Automatic Shelf Registration Statement remains valid and outstanding, at each such time that a Holder determines it has a present intention to sell Common Shares in a Sale Transaction over the following 60 days, the Holder will send a written notice to AST (with a copy to the Company) to that effect and specifying the number of Common Shares it intends to sell. Upon receipt of such notice, the Company will instruct AST to remove the restrictive legends from the Common Shares subject to such present intention to sell.

(d) Indemnification.

(i) In connection with the Prospectus Supplement, each Holder will furnish to the Company in writing such information as the Company reasonably requests in writing for use in connection with such Prospectus Supplement and each Holder, to the extent permitted by applicable law, will, severally and not jointly, (i) indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against, and pay and reimburse the foregoing Persons for, any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in the Registration Statement or Prospectus Supplement, or any amendment thereof or supplement thereto, used by the Company or the Holders, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (and with respect to the Prospectus Supplement, in the light of the circumstances under which they were made) not misleading, and (ii) reimburse the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) for any legal or other expenses reasonably incurred by such Persons in connection with the investigation or defense of such loss, claim, damage, liability or expense, but in the case of the foregoing clause (i) and clause (ii), (x) solely in connection with any registration, offer or sale of the Common Shares and (y) only to the extent the untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement or Prospectus Supplement, or any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished by such Holder to the Company expressly for use therein. No Holder will be liable in respect of indemnity amounts for more than the net proceeds actually received by such Holder in connection with the sale of such Common Shares.

(ii) Any Person entitled to indemnification hereunder will (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided that failure to give such notice will not affect the right of such Person to indemnification hereunder unless such failure is materially prejudicial to the indemnifying party’s ability to defend such claim, and (B) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party unless either (Y) in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim or (Z) there are one or more legal defenses available to such indemnified party that are substantially different from or additional to those available to the indemnifying party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its prior written consent, which will not be unreasonably withheld, conditioned or delayed. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (plus any local counsel necessary for defending such claim as reasonably determined by an indemnified party), if any, for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(iii) No indemnifying party will, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation in form and substance reasonably satisfactory to such indemnified party.

(e) These indemnification provisions will survive the transfer of Common Shares and the termination of this Agreement.

(f) Each Holder hereby irrevocably appoints JFHIII as his, her or its true and lawful attorney-in-fact, with the power to appoint his substitute, and hereby authorize(s) JFHIII to represent and to vote, all of the shares of Common Stock and Class B Common Stock of the Company that each such Holder is entitled to vote at the 2022 Annual Meeting of Stockholders of the Company to be held at 9:00 a.m., Eastern Time, on Tuesday, May 10, 2022 via live audio webcast, and any adjournment or postponement thereof. The proxy holder is further authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

6. Miscellaneous.

(a) Costs and Expenses. Except as set forth herein, each of the parties hereto agrees to pay the expenses incurred by it in connection with the negotiation, preparation, execution and delivery of this Agreement, the filing of the Prospectus Supplement with the SEC, including any fees and expenses related thereto, and the consummation of the transactions contemplated hereby, including the fees and expenses of counsel to such party.

(b) Governing Law; Severability; Waiver of Jury Trial.

(i) This Agreement, together with any claim or defense arising out of or based upon this Agreement or relating to the subject matter hereof, will in all respects be governed by, interpreted, and construed in accordance with, and all rights and remedies hereunder will be governed by, the laws of the State of Delaware (without regard to any conflict of law provisions that would result in the application of the laws of another jurisdiction). If it is determined by a court of competent jurisdiction that any provision of this Agreement is invalid under applicable law, such provision will be ineffective only in such jurisdiction and only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(ii) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HERETO WAIVES, AND COVENANTS THAT SUCH PARTY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR RELATING TO THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH THE DEALINGS OF ANY OTHER PARTY HERETO IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE.

Each party hereto may file an original counterpart or a copy of this Section 6(b)(i) with any court as written evidence of the consent of parties hereto to the waiver of their rights to trial by jury.

(c) Amendment and Waiver. This Agreement may be amended, modified or waived only upon the written approval of the Company and by the Holders of at least a majority in interest of the Common Shares at the time in question. The waiver by any party of a breach of any provision of this Agreement will not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No course of dealing between or among the parties hereto will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any such party or such holder under or by reason of this Agreement.

(d) Changes in Company Securities. If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, and only to the extent Common Shares are held by the Holders, appropriate adjustment will be made in the provisions hereof as may be required so that the rights and privileges granted hereby will continue with respect to the Common Shares as so changed and the Company will make appropriate provision in connection with any merger, consolidation, reorganization or recapitalization that any successor to the Company (or resulting parent thereof) will agree, as a condition to the consummation of any such transaction, to expressly assume the Company’s obligations hereunder.

(e) Notices. All notices and other communications given or made pursuant to this Agreement will be in writing and will be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications will be sent to the respective parties at their addresses as set forth on the Schedule of Holders hereto, or to the principal office of the Company and to the attention of its General Counsel, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section.

(f) Complete Agreement; Counterparts. This Agreement constitutes the entire agreement among the Company and the Holders and supersedes all other agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof. Other than as expressly contained herein, the parties hereto have made no other representations and warranties to each other. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(g) Descriptive Headings, etc. In this Agreement, unless otherwise specified or where the context otherwise requires:

(i) the headings in this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;

(ii) words importing any gender will include other genders;

(iii) words importing the singular only will include the plural and vice versa;

(iv) the words “include”, “includes” or “including” will be deemed to be followed by the words “without limitation”;

(v) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement;

(vi) references to “Exhibits,” “Sections” or “Schedules” will be to Exhibits, Sections or Schedules of or to this Agreement;

(vii) references to any Person include the successors and permitted assigns of such Person;

(viii) the use of the words “or,” “either” and “any” will not be exclusive;

(ix) references to any agreement, contract or schedule, unless otherwise stated, are to such agreement, contract or schedule as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; and

(x) the parties hereto have participated jointly in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

(h) Remedies. Each Holder will have all rights and remedies set forth in this Agreement and all rights and remedies that such Person has been granted at any time under any other agreement or contract and all of the rights that such Person has under any applicable law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby will be entitled to enforce such rights specifically (without posting a bond or other security) to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by applicable law. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

(i) Successors and Assigns. Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by the Company and the Holders and each of their respective successors in interest.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have executed this Stockholder Conversion Agreement as of the date first above written.

COMPANY:

COCA-COLA CONSOLIDATED, INC.

By:	/s/ F. Scott Anthony
	Name:	F. Scott Anthony
	Title:	Executive Vice President &
Chief Financial Officer

HOLDERS:

JFH FAMILY LIMITED PARTNERSHIP—SW1

By:	J. Frank Harrison Family, LLC
Its:	General Partner

By:	/s/ J. Frank Harrison, III
	Name:	J. Frank Harrison, III
	Title:	Chief Manager and Consolidated Stock Manager

ANNE LUPTON CARTER TRUST f/b/o SUE ANNE H. WELLS

By:	/s/ J. Frank Harrison, III
	Name:	J. Frank Harrison, III
	Title:	Trustee and Authorized Signatory as Holder of
Personal Powers re: Coca-Cola Consolidated, Inc. Stock

JFH FAMILY LIMITED PARTNERSHIP—DH1

By:	J. Frank Harrison Family, LLC
Its:	General Partner

By:	/s/ J. Frank Harrison, III
	Name:	J. Frank Harrison, III
	Title:	Chief Manager and Consolidated Stock Manager

ANNE LUPTON CARTER TRUST f/b/o DEBORAH S. HARRISON

By:	/s/ J. Frank Harrison, III
	Name:	J. Frank Harrison, III
	Title:	Trustee and Authorized Signatory as Holder of
Personal Powers re: Coca-Cola Consolidated, Inc. Stock

[Signature Page to Stockholder Conversion Agreement]

SCHEDULE OF HOLDERS

Holder and Address	Number of Class B Shares Owned	Pro Rata Portion
JFH Family Limited Partnership—SW1 c/o David Smith, LBMC, 605 Chestnut Street, Suite 1100, Chattanooga, Tennessee 37450	535,178	76,295
Anne Lupton Carter Trust f/b/o Sue Anne H. Wells c/o David Smith, LBMC, 605 Chestnut Street, Suite 1100, Chattanooga, Tennessee 37450	78,595	11,205
JFH Family Limited Partnership—DH1 c/o David Smith, LBMC, 605 Chestnut Street, Suite 1100, Chattanooga, Tennessee 37450	535,178	76,295
Anne Lupton Carter Trust f/b/o Deborah S. Harrison c/o David Smith, LBMC, 605 Chestnut Street, Suite 1100, Chattanooga, Tennessee 37450	78,595	11,205

Total	1,227,546	175,000

S-1

EXHIBIT A

NOTICE OF ELECTION TO CONVERT

CLASS B COMMON STOCK

To:	Coca-Cola Consolidated, Inc.

4100 Coca-Cola Plaza

Charlotte, NC 28211

Attention: Beau Fisher, Esq. (beau.fisher@cokeconsolidated.com)

The undersigned, [NAME OF HOLDER OF RECORD] (“Holder”), owner of the enclosed stock certificate(s) No(s). _____, representing an aggregate of ______ shares (the “Class B Shares”) of Class B Common Stock, $1.00 par value (the “Class B Common Stock”), of Coca-Cola Consolidated, Inc. (the “Issuer”), hereby irrevocably exercises on behalf of Holder and Holder’s heirs, executors, representatives, estate, successors and assigns, the right and option to convert the enclosed Class B Common Stock into shares of Common Stock, $1.00 par value (the “Common Stock”, and the Class B Shares so converted to Common Stock the “Common Shares”), of the Issuer, as promptly as possible following receipt of this notice and in accordance with the terms of the Stockholder Conversion Agreement, and directs that the Common Shares of the Issuer issuable and deliverable upon such conversion be issued in book-entry form with the same restrictive legend currently on such converted Class B Common Shares in the name of the Holder (or such other name as shall be designated below) at the address designated below. If shares are to be registered in the name of a person other than the Holder, the Holder will pay any transfer taxes payable with respect thereto. Holder hereby expressly acknowledges that the conversion of the Class B Shares to Common Shares shall be deemed effective upon delivery to the Issuer of this Conversion Notice along with the certificate or certificates, properly endorsed and ready for transfer.

Dated:
Name:

Signature Guaranteed By:

Number of shares of Class B Common Stock to be Converted:

(Name in which Common Shares are to be issued)	(Address)

(City and State)	(Tax Identification Number)

A-1

EXHIBIT B

SELLING STOCKHOLDER

QUESTIONNAIRE RELATING TO

REGISTRATION OF

COCA-COLA CONSOLIDATED, INC. COMMON STOCK

ON REGISTRATION STATEMENT ON FORM S-3

TO:	[SELLING STOCKHOLDER NAME]

FROM:	Coca-Cola Consolidated, Inc.

DATE:	[•], 2022

This questionnaire (this “Questionnaire”) is being distributed in connection with the anticipated filing by Coca-Cola Consolidated, Inc. (the “Corporation”) with the Securities and Exchange Commission of a registration statement on Form S-3 (the “Registration Statement”), pursuant to which the Corporation intends to provide for the resale of certain shares (the “Shares”) of the Corporation’s common stock held by you as a Selling Stockholder.

The furnishing of accurate and complete responses to the questions posed in this Questionnaire is an extremely important part of the registration process. The inclusion of inaccurate or incomplete disclosures in the Registration Statement can result in potential liabilities, both civil and criminal, to the Corporation and to the individuals who furnish the information. Accordingly, you are advised to consult your own securities counsel regarding the consequences of being named as a Selling Stockholder, as well as the meaning or implication of any of the terminology used in this Questionnaire or as to the significance of any particular fact situation.

Please complete, sign, and return one copy of this Questionnaire by facsimile, email or overnight courier as soon as possible.

Coca-Cola Consolidated, Inc.

4100 Coca-Cola Plaza

Charlotte, NC 28211

Attention:    Beau Fisher, Esq.

Email:         beau.fisher@cokeconsolidated.com

The Corporation must receive a signed and fully completed questionnaire from the you in order to include your Shares in the Registration Statement. Please remember to make a copy of the completed Questionnaire for your files.

Please review Annex A for a list of defined terms, which are in bold/italics in this Questionnaire.

Please give a response to every question, indicating “None” or “Not Applicable” where appropriate. Each question should be answered based on information available to you as of the date you complete this Questionnaire. Please also promptly inform the Corporation if there is any change or inaccuracies in the information supplied in answer to this Questionnaire.

A.	GENERAL INFORMATION

1.	Please provide the following information about the Selling Stockholder:

Full legal name of record holder:

Address of record holder:

Identity of beneficial owner (if different than record holder):

Name of contact person:

Telephone number of contact person:

Email address of contact person:

2.

Since January 1, 2019, have any of your Affiliates been an officer, director or employee of the Corporation or any of its subsidiaries or Affiliates? If you mark “Yes,” please provide detailed information regarding such relationship on a separate piece of paper.

Yes ☐                    No ☐

3.

Except as set forth in A.2., since January 1, 2018, have you had any other direct or indirect material relationship with the Corporation or any of its subsidiaries or affiliates? For purposes of this Item, please include information with respect to any other material relationship with the Corporation that any of your “immediate family members” may have had during the relevant period.

Yes ☐                    No ☐

4.

Are you a registered broker-dealer or an Affiliate of a registered broker-dealer? If so, identify the registered broker-dealer and describe the nature of the affiliation(s) on a separate piece of paper:

Yes ☐                    No ☐

B.	SECURITY HOLDINGS

You must include shares Beneficially Owned as of the date you complete this Questionnaire.

1.	List below any shares of the Corporation’s securities Beneficially Owned by the Selling Stockholder:

Class of Security	Number of Shares	Record Holder of such Shares

2.	Do you claim not to have (“disclaim”) Beneficial Ownership under the securities laws of any of these securities?

Yes ☐                     No ☐

If you disclaim Beneficial Ownership, please explain why on a separate piece of paper.

3.

If there are other securities of the Corporation held in the name of another person (for example, a trust or LLC) that the Selling Stockholder has the power to vote or sell or otherwise Beneficially Own, please also list below:

Class of Security	Number of Shares	Record Holder of such Shares

4.

Is there any pledge, lien or charge of any kind against any of the Corporation’s securities Beneficially Owned by you? If “Yes,” please provide detailed information regarding such pledge, lien or charge on a separate piece of paper.

Yes ☐                    No ☐

5.	Is there any unresolved dispute regarding the Selling Stockholder’s ownership of the Corporation’s securities?

Yes ☐                    No ☐

6.	Is the Selling Stockholder the subject of a bankruptcy or insolvency proceeding, receivership, liquidation, reorganization, or other judicial proceeding?

Yes ☐                    No ☐

7.

With respect to any of the Corporation’s securities Beneficially Owned by you, do you have just “Voting Power” (the power to vote or direct the voting of such securities) or just “Investment Power” (the power to dispose or direct the disposition of such securities), rather than both Voting Power and Investment Power?

A situation wherein the “Voting Power” and “Investment Power” are held by different persons would arise, for example, where a voting trust is established under a trust agreement requiring the trustee to vote on all corporate matters but reserving to the grantor the power to direct the disposition of the securities. If you mark “Yes,” please provide detailed information regarding such powers on a separate piece of paper.

Yes ☐                    No ☐

8.

With respect to any of the Corporation’s securities Beneficially Owned by you, is the “Voting Power” or “Investment Power” not exercised exclusively by you (for example, shares held jointly with another person or shares subject to a voting trust)?

In any such instance, you must state whether the “Voting Power” or “Investment Power” is shared by another person with you, or exercised by another person exclusively, naming such person and describing his/her relationship to you and to the Corporation. If you mark “Yes,” please provide detailed information regarding such powers on a separate piece of paper.

Yes ☐                    No ☐

9.	Nature of Beneficial Ownership

a.	Is the Selling Stockholder a natural person?

Yes ☐                    No ☐

b.

Is the Selling Stockholder required to file, or is it a wholly owned subsidiary of a company that is required to file, periodic and other reports (for example, Form 10K, 10-Q, 8-K) with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act?

Yes ☐                    No ☐

c.	Is the Selling Stockholder an investment company, or a subsidiary of an investment company, registered under the Investment Company Act of 1940, as amended?

Yes ☐                    No ☐

If a subsidiary, please identify the publicly held parent entity:

d.

Please describe the ultimate controlling person or manager of the Selling Stockholder (publicly traded, privately owned, managed by another entity); and, if controlled or managed by another entity, provide the exact legal description of such entity (repeat this step until the last entity described is managed by a natural person, a reporting entity under the Securities Exchange Act of 1934, or an investment company registered under the Investment Company Act of 1940, as amended).

10.

Please provide the names of each person or persons having voting and investment control over the Corporation’s securities that the entity owns (e.g., director(s), general partner(s), managing member(s), etc.).

C.	CERTAIN TRANSACTIONS

1.

If you, any of your associates, or any immediate family members had or will have any direct or indirect material interest in any transactions or series of transactions to which the Corporation or any of its subsidiaries was a party at any time since January 1, 2019, or in any currently proposed transactions or series of transactions in which the Corporation or any of its subsidiaries will be a party, in which the amount involved exceeds $120,000, please specify (a) the names of the parties to the transaction(s) and their relationship to you, (b) the nature of the interest in the transaction, (c) the amount involved in the transaction, and (d) the amount of the interest in the transaction. If the answer is “none,” please so state.

The undersigned consents to being named a Selling Stockholder in the Registration Statement. Further, the undersigned consents to the Corporation’s use and disclosure of the information contained herein in the Registration Statement and to the Corporation’s reliance on the information contained herein in connection therewith. The answers to the foregoing questions are true and accurate to the best of the undersigned’s knowledge and belief after reasonable investigation. The undersigned will promptly notify the Corporation if there are any material changes to, or inaccuracies in, the information provided subsequent to the date hereof for so long as the Corporation’s securities are Beneficially Owned by the undersigned.

The undersigned, duly authorized, has caused this Questionnaire to be executed and delivered as of the date above first written.

[SELLING STOCKHOLDER NAME]

By:

Name:

Title:

Dated:

Annex A

DEFINITION OF “AFFILIATE”

1.

The term “affiliate” of a specified person means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person.

DEFINITION OF “BENEFICIAL OWNERSHIP”

1.	A “Beneficial Owner” of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

(a)	Voting power which includes the power to vote, or to direct the voting of, such security; and/or

(b)	Investment power which includes the power to dispose, or direct the disposition of, such security.

Please note that either voting power or investment power, or both, is sufficient for you to be considered the beneficial owner of shares.

2.

Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership as part of a plan or scheme to evade the reporting requirements of the federal securities acts shall be deemed to be the beneficial owner of such security.

3.

Notwithstanding the provisions of paragraph (1), a person is deemed to be the “beneficial owner” of a security if that person has the right to acquire beneficial ownership of such security within 60 days, including but not limited to any right to acquire: (a) through the exercise of any option, warrant or right; (b) through the conversion of a security; (c) pursuant to the power to revoke a trust, discretionary account or similar arrangement; or (d) pursuant to the automatic termination of a trust, discretionary account or similar arrangement; provided, however, any person who acquires a security or power specified in (a), (b) or (c) above, with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the beneficial owner of the securities which may be acquired through the exercise or conversion of such security or power.

DEFINITION OF “IMMEDIATE FAMILY MEMBER”

1.

The term “immediate family member” means a person’s spouse, parents, children, siblings, mothers- and fathers-in-law; sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than domestic employees) residing in such person’s home.

Exhibit C

Plan of Distribution

This prospectus supplement relates to the offer and sale, from time to time, of shares of our Common Stock by the selling stockholders. The term “selling stockholder” includes pledgees, donees, assignees, transferees or other successors in interest selling shares of our Common Stock received after the date of this prospectus supplement from the selling stockholders as a gift, pledge, partnership distribution or other non-sale related transfer. We are registering the resale of shares of our Common Stock to provide the selling stockholders with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the selling stockholders pursuant to this prospectus supplement or at all.

The selling stockholders may, from time to time, offer the shares of our Common Stock offered in this prospectus supplement in one or more transactions (which may involve underwritten offerings on a firm commitment or best efforts basis, cross sales or block transactions) on the NASDAQ Global Select Market, in secondary distributions pursuant to and in accordance with the rules of the NASDAQ Global Select Market, through one or more electronic trading platforms or services, in the over-the-counter market, in negotiated transactions, directly to one or more purchasers, including affiliates, through the writing of options on the shares (whether such options are listed on an options exchange or otherwise), short sales or a combination of such methods of sale or any other method permitted by applicable law, at fixed prices, at market prices or varying prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including pursuant to one or more “10b5-1” trading plans or similar plans. The selling stockholders may also engage in short sales against the box, puts and calls, writing options, hedging transactions and other transactions in our securities or derivatives of our securities and may sell or deliver the shares of our Common Stock registered pursuant to this prospectus supplement in connection with these trades as permitted by applicable law, including, without limitation, delivering such shares to a lender in satisfaction of all or part of stock borrowed from such lender in connection with a short sale. The selling stockholders may pledge or grant a security interest in some or all of the shares of our Common Stock registered pursuant to this prospectus supplement owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares from time to time under this prospectus supplement.

The selling stockholders might not sell any securities under this prospectus supplement. In addition, any shares of Common Stock that qualify for sale pursuant to an exemption from the registration requirements of the Securities Act (including, for example, under Rule 144 under the Securities Act) may be sold pursuant to such exemption rather than pursuant to this prospectus supplement.

The selling stockholders may effect such transactions by selling the shares of our Common Stock offered in this prospectus supplement to or through broker-dealers or through other agents, including electronic trading platforms or similar services, and such broker-dealers or agents may receive compensation in the form of commissions, discounts or fees from the selling stockholders and/or the purchasers of shares for whom they may act as agent. Sales effected with a broker-dealer may involve ordinary brokerage transactions, transactions in which the broker-dealer solicits purchasers or transactions in which the broker-dealer is principal and resells for its account. The selling stockholders and any agents or broker-dealers that participate in the distribution of the shares of Common Stock offered in this prospectus supplement may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts received by them and any profit on the sale of registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

C-1

In the event of a “distribution” of the shares of our Common Stock offered in this prospectus supplement, the selling stockholders, any selling broker-dealer or agent and any “affiliated purchasers” may be subject to Regulation M under the Exchange Act, which would prohibit, with certain exceptions, each such person from bidding for or purchasing any security which is the subject of such distribution until his participation in that distribution is completed. In addition, Regulation M under the Exchange Act prohibits certain “stabilizing bids” or “stabilizing purchases” for the purpose of pegging, fixing or stabilizing the price of Common Stock in connection with this offering.

At a time a particular offering of shares of our Common Stock is made, an additional prospectus supplement, if required, may be distributed that will set forth the name or names of any dealers or agents and any commissions and other terms constituting compensation from the selling stockholders and any other required information. Shares of our Common Stock may be sold from time to time at varying prices determined at the time of sale or at negotiated prices.

C-2